CHOICE HOTELS INTERNATIONAL REPORTS FOURTH QUARTER AND FULL-YEAR 2025 RESULTS

Accelerates International Expansion with 13% Net Room Growth
Increases Global Franchise Agreements Awarded by 22%

NORTH BETHESDA, Md., February 19, 2026 – Choice Hotels International, Inc. (“Choice” or “the Company”) (NYSE: CHH), a leading global lodging franchisor, today reported results for the fourth quarter and full year ended December 31, 2025.

Highlights include:

•Net income was $369.9 million for full-year 2025 and $63.7 million for the fourth quarter.

•Diluted EPS was $7.90 for full-year 2025 and $1.37 for the fourth quarter, while adjusted EPS was $6.94 for the full year and $1.60 for the fourth quarter.

•Adjusted EBITDA reached a company record $625.6 million for full-year 2025, with fourth quarter adjusted EBITDA of $140.9 million.

•Global hotel openings grew 14% to 440 hotels in full-year 2025, including a 42% increase in the fourth quarter, compared to the same periods of 2024.

•Global net rooms grew 1.2% across the higher revenue upscale, extended stay, and midscale brands, compared to December 31, 2024.

•International net rooms grew 12.5% compared to December 31, 2024, highlighted by an 82% increase in hotel openings during full-year 2025, compared to 2024, bringing the international system to nearly 160,000 rooms.

•Global franchise agreements awarded grew 22% in full-year 2025, including a 6% increase in the fourth quarter, compared to the same periods of 2024.

•U.S. pipeline for conversion rooms increased 12% sequentially from September 30, 2025, and 7% compared to December 31, 2024.

•U.S. extended stay net rooms grew 11.7% compared to December 31, 2024, highlighted by a record number of hotel openings, which increased 8% during full-year 2025.

•Full-year 2026, net income is expected to range between $265 to $275 million, and adjusted EBITDA is expected to range between $632 and $647 million.

“Choice Hotels International delivered another year of record profitability in 2025, driven by our double-digit increase in international rooms, continued leadership in the extended-stay segment, and disciplined portfolio optimization,” said Patrick Pacious, President and Chief Executive Officer. “With a high-quality, accretive global development pipeline, targeted investments that strengthen franchisee economics and customer lifetime value, and a disciplined approach to capital allocation, we believe Choice is exceptionally well positioned to drive long-term growth and create meaningful shareholder value.”

Financial Performance

($ in millions, except per-share amounts)	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Total revenues	$390	$390	$1,597	$1,585
Revenue excl. revenue for reimbursable costs from franchised and managed properties[1]	$234	$229	$981	$947
Net income[2]	$64	$76	$370	$300
Adjusted net income	$74	$74	$326	$332
Diluted EPS	$1.37	$1.59	$7.90	$6.20
Adjusted diluted EPS	$1.60	$1.55	$6.94	$6.88
Adjusted EBITDA	$141	$140	$626	$604

•Partnership services and fees increased 14% to $113.8 million in full-year 2025 and 16% to $32.5 million in fourth quarter 2025, compared to the same periods of 2024.

•U.S. royalty rate expanded 8 basis points to 5.14% for full-year and 10 basis points to 5.19% for fourth quarter 2025, compared to the same periods of 2024.

RevPAR

(% change on a currency-neutral basis)	Change vs. Prior Year Period
	Three months ended December 31, 2025	Twelve months ended December 31, 2025
U.S.	-7.6%	-3.0%
International	3.2%	3.5%
Global	-4.6%	-1.2%

•U.S. RevPAR declined 2.2% in fourth quarter 2025 compared to the prior year period, adjusted to exclude a 540-basis-point hurricane-related benefit in the fourth quarter of 2024, primarily reflecting softer government and international inbound demand.

•International RevPAR increased 3.2% on a currency-neutral basis in fourth quarter 2025, compared to the same period of 2024.
1 Calculated as total revenues excluding reimbursable revenues. Reimbursable revenues totaled $156 million and $161 million for fourth quarter 2025 and 2024, respectively, and $616 million and $638 million for full-year 2025 and 2024, respectively.
2 Full-year results include a $100.0 million gain from the fair value remeasurement of the previously held 50% equity investment in Choice Hotels Canada.

System Size and Development

(Rooms)
	December 31, 2025	December 31, 2024	Change
U.S.	496,979	511,739	-2.9%
U.S. upscale, extended stay, and midscale	438,483	449,263	-2.4%
International	159,846	142,071	12.5%
Global	656,825	653,810	0.5%
Global upscale, extended stay, and midscale	592,900	586,004	1.2%

•Accelerated U.S. portfolio optimization, with net room changes reflecting strategic exits of hotels with lower-economic contribution and guest satisfaction alongside healthy gross openings and development activity, improving the quality and earnings profile of the system.

•Global pipeline exceeded 77,800 rooms as of December 31, 2025, with 97% concentrated in upscale, extended stay, and midscale brands, including 70,600 rooms in the U.S.

•U.S. franchise agreements awarded increased 3% in fourth quarter 2025, driven by a 12% increase for conversion hotels compared to the same period of 2024.

•International franchise agreements awarded increased 35% in fourth quarter 2025 and more than doubled in full-year 2025 compared to the same periods of 2024. Key international milestones during the fourth quarter included:

◦Entered two new direct franchise markets, Poland and Suriname, and executed a direct franchise agreement to enter Kenya.
◦Executed franchise agreements for over 700 rooms in Canada following the acquisition of Choice Hotels Canada in the third quarter and the transition to a direct franchising model, driving 49% growth in the Canada rooms pipeline since December 31, 2024.
◦Completed the onboarding of more than 4,800 midscale rooms in France through a direct franchise agreement with Zenitude Hotel-Residences, nearly doubling the Company’s portfolio in the country.
◦Completed the onboarding of more than 8,300 rooms in China under a distribution agreement with SSAW Hotels and Resorts.
◦Introduced the midscale extended stay Mainstay Suites brand to Australia, marking the brand’s first expansion outside North America.

•U.S. extended stay franchise agreements awarded increased 15% in full-year 2025, compared to 2024, bringing the U.S. extended stay pipeline to 30,600 rooms as of December 31, 2025.

•U.S. economy transient brands rooms pipeline grew 6% sequentially from September 30, 2025, and U.S. franchise agreements awarded increased 13% in full-year 2025, compared to 2024.

•Global midscale franchise agreements awarded increased 14% in full-year 2025, compared to 2024, including a 50% increase in U.S. franchise agreements for the Country Inn & Suites by Radisson brand, whose U.S. rooms pipeline grew 18% compared to December 31, 2024.

•Global net upscale rooms grew 6.9% compared to December 31, 2024, highlighted by global hotel openings that more than doubled during full-year 2025.

Balance Sheet and Liquidity

As of December 31, 2025, Choice had total available liquidity of $571.4 million, including cash and cash equivalents and available borrowing capacity. The Company’s net debt-to-adjusted EBITDA ratio was 3.0x for the full year ended December 31, 2025.

During full-year 2025, the Company generated $270.4 million in cash flows from operating activities, including $85.6 million generated in the fourth quarter.

During the twelve months ended December 31, 2025, Choice realized $32.4 million in net proceeds from capital recycling activities, and net outlays related to hotel development and lending declined by $46.1 million to $103.4 million compared to the prior year.

Shareholder Returns

During the twelve months ended December 31, 2025, the Company returned $189.3 million to shareholders, through $53.5 million in dividends and $135.8 million in share repurchases, under its stock repurchase program and repurchases from employees in connection with tax withholding and option exercises relating to awards under the Company's equity incentive plans.

As of December 31, 2025, the Company had 2.8 million shares of common stock remaining under its current share repurchase authorization.

Outlook

The following outlook includes forward-looking non-GAAP measures used by management to forecast the Company’s performance. Adjusted metrics exclude the net surplus or deficit generated from reimbursable revenue from franchised and managed properties, due diligence and transition costs, share repurchases completed after December 31, 2025, and other items.

Net capital outlays for hotel development-related activities are expected to decline from $103.4 million in 2025 to a range of $20 million to $45 million in 2026.

Full-Year 2026
Net income	$265 – $275 million
Adjusted net income	$320 – $330 million
Adjusted EBITDA	$632 – $647 million
Diluted EPS	$5.72 – $5.94
Adjusted diluted EPS	$6.92 – $7.14
Effective tax rate	25%

Full-Year 2026 vs. 2025
Global RevPAR growth	-2% to 1%
U.S. RevPAR growth	-2% to 1%
U.S. royalty rate growth	Mid-single digits
Global net system rooms growth	~1%

Webcast and Conference Call

Choice will host a conference call to discuss fourth quarter and full-year 2025 results on February 19, 2026, at 9:00 a.m. ET. A live webcast will be available on the Company’s Investor Relations website at www.investor.choicehotels.com/events-and-presentations. Participants may also dial (800) 549-8228 (U.S.) or (646) 564-2877 (international) using conference ID 96042. A replay and transcript will be available within 24 hours on the Company’s Investor Relations website.

About Choice Hotels®

Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world, with over 7,500 hotels, representing over 650,000 rooms, in 50 countries and territories. A wide-ranging portfolio of 22 brands that includes full-service upper upscale, midscale, extended stay, and economy properties enables Choice® to meet travelers' needs in more places and for more occasions while driving more value for franchise owners and shareholders. The award-winning Choice Privileges® rewards program and co-brand credit card options provide members with a fast and easy way to earn reward nights and personalized perks. For more information, visit www.choicehotels.com.

Forward-Looking Statements

Information set forth herein includes “forward-looking statements.” Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume,” or similar words of futurity. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions, and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of Choice’s revenue, expenses, EBITDA, adjusted EBITDA, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, net surplus or deficit, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, RevPAR, strategic investment and acquisition performance, international expansion performance, macroeconomic backdrop and Choice’s liquidity, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties, and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions, including access to liquidity and capital; changes in consumer demand and confidence, including consumer discretionary spending and the demand for travel, transient and group business; the timing and amount of future dividends and share repurchases; future domestic or global outbreaks of epidemics, pandemics or contagious diseases or fear of such outbreaks, and the related impact on the global hospitality industry, particularly but not exclusively the U.S. travel market; changes in law and regulation applicable to the travel, lodging or franchising industries, including with respect to the status of the company’s relationship with employees of our franchisees; foreign currency fluctuations; impairments or declines in the value of the company’s assets; operating risks common in the travel, lodging or franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservation systems and other operating systems; our ability to grow our franchise system; exposure to risks related to our hotel development, financing, franchise agreement acquisition costs and ownership activities; exposures to risks associated with our investments in new businesses; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; impairments or losses relating to acquired businesses; the level of acceptance of alternative growth strategies we may implement; the impact of inflation; cyber security and data breach risks; climate change and sustainability related concerns; business, compliance, reputational, and legal risks related to incorporating artificial intelligence technologies into our processes and franchisee tools; ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations; labor shortages; the outcome of litigation; and our ability to effectively manage our indebtedness and secure our indebtedness. These and other risk factors are discussed in detail in the company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measurements and Other Definitions

The company evaluates its operations utilizing the performance metrics of EBITDA, adjusted EBITDA, adjusted selling, general and administrative (SG&A) expenses, adjusted net income, and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibits 6 and 7, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as SG&A, net income and EPS. The company’s calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited. We discuss management’s reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude restructuring of the company’s operations including employee severance benefit, income taxes and legal costs, acquisition related to business combination, due diligence and transition (recoveries) costs, expenses associated with legal claims, (gain) loss on the sale of equity securities, net of dividend income purchased in contemplation of the proposed acquisition of Wyndham Hotels, franchise agreement acquisition cost recoveries, and global ERP system implementation and related costs to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Earnings Before Interest, Taxes, Depreciation, and Amortization and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization: EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, amortization of cloud computing arrangements, impairments and gains on sale of business, joint ventures and assets, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates and (gain) loss on extinguishment of debt. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, franchisee agreement acquisition cost amortization and charges, mark-to-market adjustments on non-qualified retirement plan investments, share based compensation expense (benefit) and surplus or deficits generated by reimbursable revenue from franchised and managed properties. We consider EBITDA and adjusted EBITDA to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures, and expand our business. We also use these measures, as do analysts, lenders, investors, and others, to evaluate companies because they exclude certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings, and share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of interest expense and share based compensation expense (benefit) on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. These measures also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A expenses are excluded from adjusted EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income. Surpluses and deficits generated from reimbursable revenues from franchised and managed properties are excluded, as the company does not operate these programs to generate a profit and has the contractual rights to adjust future collections or assess additional fees to recover prior period expenditures. The company’s franchise and management agreements require these revenues to be used exclusively for expenses associated with providing franchise and management services, such as central reservation systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from these activities and the company is required to spend any surpluses generated in future periods. The reimbursement for franchise and management services is typically billed and collected monthly, based on the underlying hotel’s sales or usage, while the associated costs are recognized as incurred by the company, creating timing differences with the net effect impacting net income in the reporting period. These timing differences are due to our discretion to spend in excess of the revenues earned or less than the revenues earned in a single period to ensure that the programs are operated in the best long-term interests of our franchised and managed properties. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and EPS exclude the impact of surpluses or deficits generated from reimbursable revenue from franchised and managed properties, impairments, formation costs and gains on sale of business, joint ventures and assets and gains on extinguishment of debt. Surpluses and deficits generated from reimbursable revenue from franchised and managed properties are excluded, as the company does not operate these programs to generate a profit and has the contractual rights to adjust future collections or assess additional fees to recover prior period expenditures. The company’s franchise agreements require these revenues to be used exclusively for expenses associated with providing franchised and managed services, such as central reservation systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from activities and the company is required to spend any surpluses generated in future periods. The reimbursement for franchise and management services is typically billed and collected monthly, based on the underlying hotel’s sales or usage, while the associated costs are recognized as incurred by the company, creating timing differences with the net effect impacting net income in the reporting period. These timing differences are due to our discretion to spend in excess of the revenues earned or less than the revenues earned in a single period to ensure that the programs are operated in the best long-

term interests of our franchised and managed properties. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance. We consider adjusted net income and adjusted EPS to be indicators of operating performance because excluding these items allows for period-over-period comparisons of our ongoing operations.

Adjusted SG&A: Adjusted SG&A reflects SG&A excluding the impact of mark-to-market adjustments on non-qualified retirement plan investments, amortization of cloud computing arrangements and share based compensation expense. We use this measure, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of share-based compensation expense (benefit) on earnings can vary significantly among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A expenses are also excluded as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income.

Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel for a given period. Occupancy measures the utilization of the hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. The company calculates occupancy based on information as reported by its franchisees. To accurately reflect occupancy, the company may revise its prior years’ operating statistics for the most current information provided.

Average Daily Rate (ADR): ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the company is able to generate. The company calculates ADR based on information as reported by its franchisees. To accurately reflect ADR, the company may revise its prior years’ operating statistics for the most current information provided.

Revenue Per Available Room (RevPAR): RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of hotel performance and therefore company royalty and system revenues as it provides a metric correlated to the two key drivers of operations at a hotel: occupancy and ADR. The company calculates RevPAR based on information as reported by its franchisees. To accurately reflect RevPAR, the company may revise its prior years’ operating statistics for the most current information provided. RevPAR is also a useful indicator in measuring performance over comparable periods.

Pipeline: Pipeline is defined as hotels awaiting conversion, under construction or approved for development, and master development agreements committing owners to future franchise development.

Financial Statements Update

During the first quarter of 2025, the consolidated statements of income were reclassified to evolve the financial statement to classify revenues and expenses based on the nature of the underlying activities. Certain prior year amounts in the consolidated statements of income were reclassified in order to maintain comparability with the current year presentation. The reclassification was not a result of any error in the company’s prior classification and had no effect on the company's previously reported total revenues, total operating expenses, operating income, or net income.

Royalty, licensing and management fees were revised to franchise and management fees in the consolidated statements of income, and now include the revenues previously presented in royalty, licensing and management fees, with the exception of partnership licensing revenues which are now presented in partnership services and fees in the consolidated statements of income, and the addition of revenues generated from programs, platforms, and services associated with the company’s franchise operations which were previously presented in other revenues from franchised and managed properties in the consolidated statements of income.

Initial franchise fees, which were previously presented as a standalone financial statement line item, are now presented within franchise and management fees in the consolidated statements of income.

Platform and procurement services fees were revised to partnership services and fees in the consolidated statements of income, and now include the revenues previously presented in platform and procurement services fees, with the exception of the revenues from the company’s annual franchisee convention which are now presented in other revenue, the addition of partnership licensing revenues which were previously presented in royalty, licensing and management fees, and the addition of the revenues generated from other non-franchising agreements which are primarily software as a service (“SaaS”) arrangements for non-franchised hoteliers which were previously presented in other revenue in the consolidated statements of income.

Other revenues from franchised and managed properties were revised to revenue for reimbursable costs from franchised and managed properties in the consolidated statements of income, and now include the revenues previously presented in other revenues from franchised and managed properties, with the exception of the revenues generated from programs, platforms, and services associated with the company’s franchise operations which are now presented in franchise and management fees in the consolidated statements of income.

Selling, general and administrative expenses were revised to include the expenses incurred related to programs, platforms, and services associated with the company’s franchise operations, which were previously presented in other expenses from franchised and managed properties in the consolidated statements of income.

Depreciation and amortization was revised to include amortization expense from information technology platforms, which was previously presented in other expenses from franchised and managed properties in the consolidated statements of income.

Other expenses from franchised and managed properties were revised to reimbursable expenses from franchised and managed properties in the consolidated statements of income, and now include the expenses previously presented in other expenses from franchised and managed properties, with the exception of the expenses incurred from programs, platforms, and services associated with the company’s franchise operations which are now presented in selling, general and administrative expenses, and amortization expense from information technology platforms which is now presented in depreciation and amortization expense in the consolidated statements of income.

Contacts
Allie Summers, Senior Director, Investor Relations
IR@choicehotels.com

© 2026 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.
Earnings Release Schedules

			Exhibit 1
Choice Hotels International, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

(In thousands, except per share amounts)	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
REVENUES
Franchise and management fees	$157,266	$158,187	$673,197	$669,637
Partnership services and fees	32,476	27,964	113,789	99,491
Owned hotels	30,118	28,114	121,373	113,459
Other	14,293	14,389	72,230	64,060
Revenue for reimbursable costs from franchised and managed properties	155,997	161,116	616,204	638,192
Total revenues	390,150	389,770	1,596,793	1,584,839

OPERATING EXPENSES
Selling, general and administrative	85,840	82,368	328,958	312,388
Business combination, diligence and transition costs (recoveries)	2,761	(490)	4,701	17,233
Depreciation and amortization	16,783	13,408	59,715	51,953
Owned hotels	24,413	20,778	91,684	83,148
Reimbursable expenses from franchised and managed properties	158,899	154,487	663,336	656,344
Total operating expenses	288,696	270,551	1,148,394	1,121,066

Operating income	101,454	119,219	448,399	463,773

OTHER EXPENSES AND (INCOME), NET
Interest expense	23,680	21,067	91,148	87,131
Interest income	(1,787)	(2,089)	(6,237)	(8,646)
Gain from an acquisition of a joint venture	—	—	(100,025)	—
Gain on sale of assets	—	—	(713)	—
Loss on extinguishment of debt	—	—	—	331
Other (gains) losses, net	(1,330)	1,774	(6,989)	1,641
Equity in net loss (gain) of affiliates	3,289	(3,241)	14,324	(12,329)
Total other expenses and (income), net	23,852	17,511	(8,492)	68,128

Income before income taxes	77,602	101,708	456,891	395,645
Income tax expense	13,920	25,904	86,945	95,980
Net income	$63,682	$75,804	$369,946	$299,665

Basic earnings per share	$1.38	$1.62	$7.97	$6.26
Diluted earnings per share	$1.37	$1.59	$7.90	$6.20

	Exhibit 2
Choice Hotels International, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	December 31,	December 31,
	2025	2024
ASSETS
Cash and cash equivalents	$44,997	$40,177
Accounts receivable, net	207,491	176,672
Other current assets	153,510	122,237
Total current assets	405,998	339,086

Property and equipment, net	649,291	604,345
Operating lease right-of-use assets	77,670	83,451
Goodwill	305,758	220,187
Intangible assets, net	1,082,486	884,013
Notes receivable, net of allowances	12,490	32,682
Investments in affiliates	134,975	117,016
Investments, employee benefit plans, at fair value	50,227	47,603
Other assets	199,308	202,144

Total assets	$2,918,203	$2,530,527

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Accounts payable	$156,276	$134,865
Accrued expenses and other current liabilities	125,282	136,729
Deferred revenue	100,698	102,114
Liability for guest loyalty program	85,035	89,013
Total current liabilities	467,291	462,721

Long-term debt	1,906,122	1,768,526
Deferred revenue	130,505	132,259
Deferred compensation and retirement plan obligations	56,532	53,316
Deferred income taxes	25,303	—
Liability for guest loyalty program	39,771	40,607
Operating lease liabilities	107,963	113,255
Other liabilities	3,487	5,114

Total liabilities	2,736,974	2,575,798

Total shareholders’ equity (deficit)	181,229	(45,271)

Total liabilities and shareholders’ equity (deficit)	$2,918,203	$2,530,527

	Exhibit 3
Choice Hotels International, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Year Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$369,946	$299,665
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	59,715	51,953
Depreciation and amortization – reimbursable expenses from franchised and managed properties	19,554	18,907
Franchise agreement acquisition cost amortization	31,966	28,702
Gain from an acquisition of a joint venture	(100,025)	—
Gain on sale of assets	(713)	—
Loss on extinguishment of debt	—	331
Non-cash share-based compensation and other charges	38,254	43,250
Non-cash interest, investments, and affiliate income, net	(6,439)	(7,282)
Deferred income taxes	19,764	(19,028)
Equity in net loss (gain) of affiliates, less distributions received	19,848	(2,327)
Franchise agreement acquisition costs, net of reimbursements	(83,444)	(112,164)
Change in working capital and other	(97,979)	17,396
Net cash provided by operating activities	270,447	319,403
CASH FLOWS FROM INVESTING ACTIVITIES
Investments in other property and equipment	(38,924)	(39,102)
Investments in owned hotel properties	(106,871)	(106,750)
Contributions to investments in affiliates	(93,675)	(52,768)
Issuances of notes receivable	(6,885)	(37,994)
Collections of notes receivable	7,373	32,100
Business acquisition, net of cash acquired	(73,395)	—
Proceeds from the sale of assets	52,000	—
Proceeds from sales of equity securities	—	108,149
Distributions from sales of affiliates	44,617	15,850
Other items, net	(2,504)	(4,056)
Net cash used in investing activities	(218,264)	(84,571)
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings pursuant to revolving credit facilities	132,982	111,500
Proceeds from the issuance of long-term debt	—	593,574
Proceeds from economic development loans	1,850	—
Repayment of long-term debt	—	(500,000)
Debt issuance costs	—	(8,069)
Purchases of treasury stock	(138,304)	(380,743)
Dividends paid	(53,472)	(55,497)
Proceeds from the exercise of stock options	6,841	17,525
Net cash used in financing activities	(50,103)	(221,710)
Net change in cash and cash equivalents	2,080	13,122
Effect of foreign exchange rate changes on cash and cash equivalents	2,740	301
Cash and cash equivalents, beginning of period	40,177	26,754
Cash and cash equivalents, end of period	$44,997	$40,177

							Exhibit 4
CHOICE HOTELS INTERNATIONAL, INC.
CURRENCY-NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
(UNAUDITED)

	For the Three Months Ended December 31, 2025
	ADR		Occupancy			RevPAR
	2025	vs. 2024	2025	vs. 2024		2025	vs. 2024
Total U.S.	$90.57	(3.9)%	51.5%	(200)	bps	$46.64	(7.6)%
Upscale & Above (1)	146.85	0.3%	52.0%	(140)	bps	76.38	(2.3)%
Midscale & Upper Midscale (2)	94.29	(3.8)%	50.4%	(240)	bps	47.57	(8.1)%
Extended Stay (3)	64.40	(0.9)%	66.5%	(210)	bps	42.80	(4.0)%
Economy (4)	67.46	(8.1)%	42.6%	(290)	bps	28.73	(14.0)%
International (5)	96.67	1.2%	62.6%	120	bps	60.52	3.2%
Total System (5)	$92.20	(2.5)%	54.0%	(120)	bps	$49.82	(4.6)%

	For the Year Ended December 31, 2025
	ADR		Occupancy			RevPAR
	2025	vs. 2024	2025	vs. 2024		2025	vs. 2024
Total U.S.	$95.05	(1.6)%	55.6%	(80)	bps	$52.85	(3.0)%
Upscale & Above (1)	149.75	(1.4)%	56.3%	(140)	bps	84.35	(3.8)%
Midscale & Upper Midscale (2)	99.21	(1.7)%	54.9%	(100)	bps	54.50	(3.4)%
Extended Stay (3)	66.10	3.1%	69.1%	(210)	bps	45.67	—%
Economy (4)	70.73	(2.0)%	46.7%	(40)	bps	33.02	(2.8)%
International (5)	102.45	1.8%	64.0%	100	bps	65.61	3.5%
Total System (5)	$96.89	(0.7)%	57.5%	(30)	bps	$55.70	(1.2)%

	For the Three Months Ended		For the Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	U.S Average Royalty Rate
Total U.S.	5.19%	5.09%	5.14%	5.06%

(1) Includes Ascend Hotel Collection, Cambria, Park Plaza, Radisson, Radisson Blu, Radisson Individuals, and Radisson RED brands.
(2) Includes Clarion, Comfort Inn, Comfort Suites, Country Inn & Suites, Park Inn, Quality Inn, and Sleep Inn brands.
(3) Includes Everhome Suites, Mainstay Suites, Suburban Studios, and WoodSpring Suites brands.
(4) Includes Econo Lodge and Rodeway brands.
(5) International and Total System results are presented on a currency-neutral basis and exclude the impact of foreign currency exchange movements.

		Exhibit 5
CHOICE HOTELS INTERNATIONAL, INC.
SYSTEM HOTEL AND ROOM SUPPLY
(UNAUDITED)

Global System by Brand	December 31, 2025
	Hotels	Rooms
Ascend Hotel Collection	499	68,977
Cambria Hotels	76	10,189
Radisson (1)	127	22,074
Comfort (2)	2,141	179,238
Quality	1,880	148,411
Country	409	32,928
Sleep	426	30,648
Clarion (3)	266	36,516
Park Inn	26	2,248
WoodSpring	284	34,176
MainStay	151	11,017
Suburban	115	9,558
Everhome	25	2,870
Econo Lodge	651	37,023
Rodeway	442	24,486
Other (4)	57	6,466
(1) Includes Radisson, Radisson Blu, Radisson Individuals, Radisson RED and Park Plaza brands.
(2) Includes Comfort family of brand extensions including Comfort Inn and Comfort Suites.
(3) Includes Clarion family of brand extensions including Clarion and Clarion Pointe.
(4) Includes other brands under Master Franchise Agreements.

U.S. System by Chain Scale	December 31, 2025
	Hotels	Rooms
Upscale & Above	364	58,705
Midscale & Upper Midscale	4,225	322,837
Extended Stay	567	56,941
Economy	1,031	58,496

Global System by Region	December 31, 2025
	Hotels	Rooms
U.S	6,187	496,979
Total International	1,388	159,846
Americas (excluding U.S.)	537	55,607
Europe & Middle East	473	69,898
Asia-Pacific	378	34,341

Total System	7,575	656,825

				Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC.
NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
(dollar amounts in thousands)	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

Total selling, general and administrative expenses	$85,840	$82,368	$328,958	$312,388
Mark to market adjustments on non-qualified retirement plan investments	(1,153)	(224)	(7,060)	(7,409)
Non-recurring operational restructuring charges and executive severance	(5,720)	(4,895)	(10,519)	(5,683)
Franchise agreement acquisition cost recoveries	—	1,244	—	1,244
Share-based compensation	(3,083)	(5,634)	(21,606)	(21,118)
Expenses associated with legal claims	—	—	—	(2,430)
Amortization of cloud computing arrangements	(324)	—	(513)	—
Global ERP system implementation and related costs	(2,264)	(791)	(5,917)	(1,377)
Adjusted selling, general and administrative expenses	$73,296	$72,068	$283,343	$275,615

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") AND ADJUSTED EBITDA
(dollar amounts in thousands)	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

Net income	$63,682	$75,804	$369,946	$299,665
Income tax expense	13,920	25,904	86,945	95,980
Interest expense	23,680	21,067	91,148	87,131
Interest income	(1,787)	(2,089)	(6,237)	(8,646)
Gain from an acquisition of a joint venture	—	—	(100,025)	—
Gain on sale of assets	—	—	(713)	—
Loss on extinguishment of debt	—	—	—	331
Other (gains) losses, net	(1,330)	1,774	(6,989)	1,641
Equity in net loss (gain) of affiliates	3,289	(3,241)	14,324	(12,329)
Depreciation and amortization	16,783	13,408	59,715	51,953
Amortization of cloud computing arrangements	324	—	513	—
EBITDA	$118,561	$132,627	$508,627	$515,726
Share-based compensation	3,083	5,634	21,606	21,118
Mark to market adjustments on non-qualified retirement plan investments	1,153	224	7,060	7,409
Franchise agreement acquisition cost amortization and charges	4,478	3,361	20,062	14,953
Revenue for reimbursable costs from franchised and managed properties	(155,997)	(161,116)	(616,204)	(638,192)
Reimbursable expenses from franchised and managed properties	158,899	154,487	663,336	656,344
Global ERP system implementation and related costs	2,264	791	5,917	1,377
Business combination, diligence and transition costs (recoveries)	2,761	(490)	4,701	17,233
Non-recurring operational restructuring charges and executive severance	5,720	4,895	10,519	5,683
Expenses associated with legal claims	—	—	—	2,430
Adjusted EBITDA	$140,922	$140,413	$625,624	$604,081

				Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC.
NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE ("EPS")
(dollar amounts in thousands, except per share amounts)	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

Net income	$63,682	$75,804	$369,946	$299,665
Gain on sale of assets	—	—	(713)	—
Gain from an acquisition of a joint venture	—	—	(100,025)	—
Loss on extinguishment of debt	—	—	—	331
Loss on investments in equity securities, net of dividend income	—	—	—	6,715
Revenue for reimbursable costs from franchised and managed properties	(155,997)	(161,116)	(616,204)	(638,192)
Reimbursable expenses from franchised and managed properties	158,899	154,487	663,336	656,344
Business combination, diligence and transition costs (recoveries)	2,761	(490)	4,701	17,233
Non-recurring operational restructuring charges and executive severance	5,720	4,894	10,519	5,683
Global ERP system implementation and related costs	2,264	791	5,917	1,377
Expenses associated with legal claims	—	—	—	2,430
Gain on sale of an affiliate	—	—	—	(7,232)
Non-recurring joint venture formation transaction costs	—	—	6,498	—
Franchise agreement acquisition cost recoveries	—	(1,244)	—	(1,244)
Income tax expense on adjustments	(3,234)	565	(18,211)	(10,751)
Adjusted Net Income	$74,095	$73,691	$325,764	$332,359

Diluted EPS	$1.37	$1.59	$7.90	$6.20
Adjusted Diluted EPS	$1.60	$1.55	$6.94	$6.88

		Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC.
OUTLOOK
(UNAUDITED)

Guidance represents the company's range of estimated outcomes for the full year ended December 31, 2026

EBITDA & ADJUSTED EBITDA
(in thousands)	Full Year	Full Year
	Lower Range	Upper Range

Net income	$265,000	$275,000
Income tax expense	88,200	91,800
Interest expense	87,600	89,000
Interest income	(6,500)	(6,500)
Other losses, net	100	100
Equity in net loss of affiliates	11,900	11,900
Depreciation and amortization	64,500	64,500
Amortization of cloud computing arrangements	1,200	1,200
EBITDA	$512,000	$527,000
Share-based compensation	20,700	20,700
Franchise agreement acquisition cost amortization and charges	26,100	26,100
Revenue for reimbursable costs from franchised and managed properties	(605,300)	(605,300)
Reimbursable expenses from franchised and managed properties	675,300	675,300
Global ERP system implementation and related costs	1,700	1,700
Business combination, diligence and transition costs	1,500	1,500
Adjusted EBITDA	$632,000	$647,000

ADJUSTED NET INCOME & DILUTED EARNINGS PER SHARE ("EPS")
(in thousands, except per share amounts)	Full Year	Full Year
	Lower Range	Upper Range

Net income	$265,000	$275,000
Revenue for reimbursable costs from franchised and managed properties	(605,300)	(605,300)
Reimbursable expenses from franchised and managed properties	675,300	675,300
Business combination, diligence and transition costs	1,500	1,500
Global ERP system implementation and related costs	1,700	1,700
Income tax expense on adjustments	(18,200)	(18,200)
Adjusted Net Income	$320,000	$330,000

Diluted EPS	$5.72	$5.94
Adjusted Diluted EPS	$6.92	$7.14